EXHIBIT 99.1

WCA Announces Completion of Missouri Acquisition

HOUSTON, Oct. 2, 2008 (GLOBE NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today the acquisition of Advantage Waste Service in Springfield, Missouri. The acquisition consists of a transfer station and two hauling operations. Advantage currently operates 15 routes, bringing the total number of routes run by WCA in the southwestern Missouri region to over 70.

Tom Fatjo, Chairman of WCA Waste Corporation, stated, "This acquisition strengthens our position in one of the Company's long-established and proven markets. Operationally, it will allow us to improve efficiencies by increasing route density and internalizing volume of our existing landfills."

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consist of 24 landfills, 22 transfer stations/material recovery facilities and 28 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1736

CONTACT:  WCA Waste Corporation
          Tommy Fatjo
          713-292-2400